Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura J. Wakeley
717-291-2616

Fulton Financial Corporation promotes
DePorter to Controller and Chief Accounting Officer

(May 10, 2013) - LANCASTER, PA. - Fulton Financial Corporation (Nasdaq: FULT) today announced that Michael J. DePorter, of York, PA, has been promoted to senior vice president/controller and chief accounting officer, effective immediately. In this position, he will oversee all of the company's accounting-related functions.
DePorter joined Fulton Financial in 1995 as assistant corporate controller. In 1997 he was promoted to vice president/assistant corporate controller. In 2004, DePorter was promoted to senior vice president/assistant corporate controller, a position he has held until the present.
As assistant corporate controller, DePorter supervised the company's financial reporting to the Securities and Exchange Commission, corporate income tax, financial systems and accounting research.
Prior to joining Fulton Financial, DePorter was an audit manager at KPMG LLP in Baltimore, Maryland.
DePorter is a Certified Public Accountant. He graduated cum laude from Bucknell University with a Bachelor of Science degree in Business Administration with a major in Accounting. He will graduate from the American Bankers Association's Stonier Graduate School of Banking in June 2013.